UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 1, 2011
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 Other Events.
     On February 1, 2011, The GEO Group, Inc. (“GEO”) disclosed that it intends to offer $250,000,000 aggregate principal amount of senior notes due 2021 in a private offering, subject to market and other customary conditions. GEO intends to use the net proceeds from the offering, together with borrowings under its senior credit facility, to finance the previously announced acquisition of BII Holding Corporation, the indirect owner of 100% of the equity interests of B.I. Incorporated, and to pay related fees, costs and expenses.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
   (d)   Exhibits

Exhibit No.	Description
99.1	Press release, dated February 1, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 1, 2011 Date	By:	/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 1, 2011.

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